Exhibit 10.20.2

To:John J. Reyle

Date:February 27, 2018

Re:Appointment as Interim Chief Executive Officer and Interim President of RAIT Financial Trust

This letter agreement (this “Letter Agreement”) is entered into as of the date set forth above by and between RAIT Financial Trust (the “Company”) and John J. Reyle (“Executive”). Capitalized terms used, but not defined, herein shall have their respective meanings set forth in the Employment Agreement.

Background

A.Executive and the Company are parties to that certain Employment Agreement, dated April 21, 2017, pursuant to which Executive is employed as the General Counsel of the Company (the “Employment Agreement”).

B.The current Chief Executive Officer (“CEO”) and President of the Company, Scott L.N. Davidson, notified the Board of Trustees of the Company (the “Board”) that he intends to resign from his employment with the Company, effective February 28, 2018.

C.The Board has appointed Executive to serve as the Interim CEO and Interim President of the Company, and Executive desires to accept such appointment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound, the parties hereby agree as follows:

1.	Appointment as Interim CEO and Interim President.
a.

Effective as of 12:01 a.m. on February 28, 2018 (the “Effective Date”), the Company hereby appoints Executive as the Interim CEO and Interim President of the Company, to serve at the pleasure of the Board.

b.	The duration of Executive’s appointment as Interim CEO and Interim President of the Company (the “Term”) shall be determined by the Board in its sole discretion.
2.

Duties.  During the Term, Executive will be responsible for performing such duties and responsibilities as are customarily assigned to the position of CEO, and for performing such other services as assigned from time to time by the Board.

3.	Compensation. During the Term, Executive’s Base Salary shall be increased to Five Hundred Thousand Dollars $500,000 per year.

Exhibit 10.20.2

4.

Termination of Appointment.  The Board may end the Term and terminate this Letter Agreement at any time and for any reason, as determined by the Board in its sole discretion (a “Termination”). On the effective date of any such Termination:

a.	Executive shall cease to serve as Interim CEO and Interim President of the Company;
b.	Executive’s Base Salary shall revert to 1.2x such amount as in effect immediately prior to the Effective Date; and
c.	this Letter Agreement shall cease to be of any further force or effect (except for Section 4.2(b) above which shall remain in effect).

For the avoidance of doubt, nothing set forth in this Letter Agreement shall modify or amend either party’s right to terminate the Employment Agreement (and, in doing so, this Letter Agreement) pursuant to and in accordance with the terms of Section 2 of the Employment Agreement.

5.

Each of Executive and the Company hereby acknowledge and agree that this Letter Agreement does not affect, or otherwise constitute a waiver of, any provisions of the Employment Agreement, except as specifically set forth herein. Each of Executive and the Company hereby acknowledge and agree that the Employment Agreement remains in full force and effect during the Term, except as specifically modified by this Letter Agreement.

6.

Executive hereby acknowledges and agrees that, upon Termination, this Letter Agreement shall cease to be of any further force or effect, and the terms of the Employment Agreement as in effect immediately prior to the Effective Date shall be reinstated; provided, that the terms of Section 4.2(b) above shall remain in effect.

7.	This Letter Agreement and the Employment Agreement contain the entire agreement and understanding between Executive and the Company with respect to the subject matter hereof.
8.	This Letter Agreement shall not be changed, unless in writing and signed by both Executive and the Company.
9.

This Letter Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania, which, together with the laws of the United States of America, will control any and all disputes or questions of interpretation arising hereunder.

10.

This Letter Agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original of this Letter Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  This Letter Agreement, to the extent signed and delivered by means of a facsimile machine or by other electronic transmission of a manual signature (by portable document format (.pdf) or other method that enables the recipient to reproduce a copy of the manual signature),

Exhibit 10.20.2

shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  Neither party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

[Signatures Follow]

If all of the above is satisfactory, please sign this Letter Agreement in the space indicated below and return it to the Company.

Sincerely,

RAIT Financial Trust

By: /s/ Michael J. Malter
    Name:Michael J. Malter
    Title:Chairman of the Board of Trustees

Acknowledged and Agreed:

/s/ John J. Reyle

John J. Reyle

[Signature Page to Interim CEO Letter Agreement]